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                                  EXHIBIT 5.1

                              COOLEY GODWARD LLP


November 24, 1997


CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA  94304

RE:  CV THERAPEUTICS, INC. FORM S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by CV Therapeutics, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 1,472,147 shares of the Company's Common Stock, with a par value of $0.001 (the "Shares") to be sold by certain stockholders as described in the Registration Statement. Of such Shares, 75,000 were issued by the Company pursuant to an Amendment to License Agreement by and between the Company and Syntex (U.S.A.), Inc., dated as of July 3, 1997 and 1,397,147 were issued by the Company pursuant to a Common Stock Purchase Agreement by and between the Company and Biotech Target S.A., dated as of October 7, 1997. Defined terms used herein shall have the meanings attributed to such terms in the Registration Statement unless otherwise stated herein.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation, the Company's Restated Bylaws, and the originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, are validly issued, fully paid, and nonassessable.
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CV Therapeutics, Inc.
November 24, 1997
Page 2


We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By:    /s/Alan C. Mendelson
   ----------------------------
       Alan C. Mendelson